S. W. HATFIELD, CPA
certified public accountants

Member:    Texas Society of Certified Public Accountants
           Press Club of Dallas




                                  July 25, 2002

EXHIBIT 16.1
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U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On July 25, 2002, this Firm received a draft copy of a Form 8-K to be filed by Lucas Educational Systems, Inc. (Company) (SEC File No 0-24374) reporting Item 4
- Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.



Yours truly,

/s/ S. W. Hatfield, CPA
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S. W. Hatfield, CPA